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                                                                    Exhibit 10.9

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Employment Agreement"), effective as of this 17th day of September, 1999 (the "Effective Date"), is entered into by and between Fogdog, Inc. (the "Company"), and Tim Harrington ("Executive"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1.   EMPLOYMENT.
          -----------

          1.1  Position. During the Employment Term (as hereinafter defined) and
               --------
subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its Chief Executive Officer, reporting directly to its Board of Directors (the "Board"). During the Employment Term, and subject to the terms and conditions as set forth herein, Executive will also be a member of the Board.

          1.2  Duties. Executive will be employed as Chief Executive Officer.
               ------
Executive shall diligently, and to the best of his ability, perform all such duties incident to his position and use his best efforts to promote the interests of the Company.

          1.3  Time to be Devoted to Employment. During the Employment Term,
               --------------------------------
Executive shall devote his full time and energy to the business of the Company. Executive hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform the obligations hereunder.

     2.   COMPENSATION AND BENEFITS.
          --------------------------

          2.1  Annual Salary. In consideration of and as compensation for the
               -------------
services agreed to be performed by Executive hereunder, the Company agrees to pay Executive a starting annual base salary of $170,000, payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. The Base Salary will be subject to change at the sole discretion of the Board.

          2.2  Bonus Plan. Executive will be eligible to receive an annual bonus
               ----------
payment of up to 20% of his current base salary. Payment of the bonus will be at the sole discretion of the Board and will be based on achievement of mutually agreeable performance goals to be determined by Executive and the Board.

          2.3  Stock Options. Executive has been granted an option under the
               -------------
Company's 1996 Stock Option Plan (the "Plan") to purchase 1,200,000 shares of the Company's Common Stock (the "Initial Option") at an exercise price of $0.055 per share. The option shares vest in 48 equal monthly installments over Executive's period of service with the Company measured from June 2, 1998. In addition, in March 1999, Executive was granted an option under the Plan to purchase 800,000 shares of Common Stock at an exercise price of $0.22 per share (the "1999 Option"). The option shares subject to the 1999 Option vest in vest in 48 equal monthly installments over Executive's period of service with the Company measured from the grant date of such option. The Initial Option and the 1999 Option are hereinafter referred to as the "Options".

          In the event of an acquisition of the Company, as more particularly described in Section 11.3.1 of the Plan, (a "Corporate Transaction"), each of the Initial Option and the 1999 Option, to the extent outstanding at that time but not otherwise fully exercisable and vested, shall automatically accelerate, and the Company's repurchase right with respect to any unvested option shares shall automatically lapse, so such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the option shares at the time subject to the option as fully-vested shares of the Company's Common Stock. No such acceleration of the Initial Option or the 1999 Option, however, shall occur if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction (the excess of the fair market value of such option shares over the aggregate exercise price payable) and provides for subsequent pay-out in accordance with the original vesting schedule established for that option.

          Immediately following the Corporate Transaction, the Initial Option and the 1999 Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

          Should there occur an Involuntary Termination of Executive's employment at the time of a Corporate Transaction or within 12 months following a Corporate Transaction in which the Initial Option or the 1999 Option is assumed or replaced and the Company's repurchase rights with respect to the unvested option shares are assigned, then all the option shares at the time subject to such option but not otherwise vested shall automatically vest, and the Company's repurchase rights with respect to those option shares shall lapse, so that the option shall become exercisable for all of the option shares as fully-vested shares of Common Stock as of the effective date of such Involuntary Termination and may be exercised for such option shares in accordance with the provisions of the Plan and the agreements evidencing the option.

          For purposes of the Options, an Involuntary Termination shall be deemed to occur in the event of (i) Executive's involuntary dismissal or discharge by the Company or the successor corporation in the Corporate Transaction for reasons other than cause, as defined in Section 4.1(ii) of this Employment Agreement, or (ii) Executive's voluntary resignation following (A) a change in Executive's position which materially reduces Executive's duties and responsibilities or the level of management to which Executive reports, (B) a reduction in Executive's then current level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs) by more than five percent (5%) or (C) a relocation of Executive's place of employment by more than twenty-five (25) miles, provided and only if such change, reduction or relocation is effected without Executive's consent.

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          2.4  Participation in Benefit Plans. During the Employment Term,
               ------------------------------
Executive shall be entitled to participate in the Company's health insurance, life insurance and disability insurance plans to the extent permitted by law, that may from time to time be adopted by the Board. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.

          2.5  Reimbursement of Expenses. The Company shall reimburse Executive
               -------------------------
for all reasonable business expenses incurred by Executive on behalf of the Company during the Employment Term, provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Executive provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company.

          2.6  Vacation. During the Employment Term, Executive will be entitled
               --------
to 18 days of paid vacation per annum. Executive will accrue vacation on a prorated basis of 1.5 days each month.

     3.   EMPLOYMENT TERM.
          ----------------

          3.1  Employment Term. The "Employment Term" means the period
               ---------------
commencing on the Effective Date and terminating on the earlier of one (1) year from the Effective Date or as set forth in Section 4.1.

          3.2  Notice of Renewal. At least sixty (60) days prior to the natural
               -----------------
expiration of the period ending one year from the Effective Date and sixty (60) days prior to each one year anniversary thereafter, if applicable, the Company shall give Executive written notice of whether the Company will be seeking a one-year extension of Executive's services under this Employment Agreement or subsequent one-year period, if applicable. Unless such notice indicates that there will be no extension, the terms of this Employment Agreement shall be automatically renewed for successive one-year periods. However, Executive's employment with the Company will continue unless terminated by Executive or the Company as set forth in Section 4.1.

     4.   TERMINATION OF EMPLOYMENT.
          --------------------------

          4.1  Method of Termination. Executive's employment pursuant to this
               ---------------------
Employment Agreement and the Employment Term provided for herein shall terminate upon the first of the following to occur:

               (i)  Executive's death;

               (ii) Date that written notice is deemed given or made by the Company to Executive that as a result of any physical or mental injury or disability, he is unable to perform the essential functions of his job, with or without reasonable accommodation. Such notice may be issued when the Board has reasonably determined that Executive has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably

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

likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement;

               (iii) Date that written notice is deemed given or made by the Company to Executive of termination for "cause." For purposes of this Employment Agreement, "cause" shall mean any one of the following:

                     (A) Gross negligence or the repeated failure of Executive to perform his duties and responsibilities to the reasonable satisfaction of the Board or any breach by Executive of his fiduciary duties to the Company or any material term of this Employment Agreement. For purposes of this Employment Agreement, any act or acts or omission or omissions by Executive that have a material adverse effect on the Company's operations, prospects, reputation or business shall be deemed to be a breach of his duties and responsibilities to the Company; or

                     (B)  The conviction of Executive for a felony.

               (iv) Executive's resignation or voluntary departure as an employee of the Company; or

               (v) Date that written notice is deemed given or made by the Company to Executive of Executive's termination without "cause."

Nothing herein alters Executive and the Company's separate right to terminate the employment relationship at any time, for any reason, with or without cause.

          4.2  Effect of Termination for Cause, Executive's Resignation or Other
               -----------------------------------------------------------------
Events. Upon (i) the termination of Executive for cause; (ii) Executive's
------
resignation or voluntary departure; or (iii) Executive's departure pursuant to
Section 4.1(i) (death) or 4.1(ii) (disability) of this Employment Agreement, Executive will not be entitled to any additional compensation or other rights or benefits from the Company; and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned prior to the effective date of the termination of Executive's employment with the Company.

          4.3  Effect of Termination without Cause. In the event Executive's
               -----------------------------------
employment with the Company is terminated by the Company without cause, at any time other than at the time of, or within 12 months following, a Corporate Transaction, the following provisions shall apply:

               (a) For the period commencing on Executive's date of termination of employment and continuing for six (6) calendar months thereafter, Executive shall remain in the Company's service as an independent contractor unless such consulting relationship is sooner terminated in accordance with Sections 4.3(c)(i) or (ii) of this Employment Agreement. This period of continued service is hereby designated the Consultancy Period, and during such period, Executive shall make himself available for consultation with the new Chief Executive Officer, other officers of the Company and the individual members of the Board with respect to matters within his area of expertise, including matters which facilitate the transition period for the new Chief Executive

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     Officer. However, Executive shall not be required to render more than ten
     (10) hours of consulting services per month, and Executive shall have the right to render services as a consultant, advisor or employee to any other company or companies during the Consultancy Period, provided Executive will not accept employment or render services to any company that is in a business competitive with the Company. A "business competitive with the Company" would include any business engaged in internet sales or marketing. This would include, but is not limited to, Venator, REI, Copeland (Sports Superstore on-line), The Sports Authority, FootZone, CBS Sportsline, CNNSI and ESPN SportsZone. Executive agrees that each of the aforementioned companies, among others, are competitors of the Company and that it would breach Executive's fiduciary duties to the Company to be employed by or to provide services to any competitor of the Company during the Consultancy Period.

                     (b) During the Consultancy Period, Executive shall be entitled to the following compensation for consulting services which may be requested of him:

               (i) Executive shall be paid in a lump-sum upon the commencement of the Consultancy Period the greater of: (1) $200,000, less applicable withholdings and deductions; or (2) his then current Base Salary, less applicable withholdings and deductions, and the Company will reimburse Executive for COBRA payments under COBRA for health insurance coverage.

               (ii) Executive shall be entitled to reimbursement of all travel and other out-of-pocket costs reasonably incurred in connection with his consulting services under this Employment Agreement ("Travel and Miscellaneous Expenses"). In order to receive reimbursement for such Travel and Miscellaneous Expenses, Executive must submit documentation substantiating those expenses, and the Company shall reimburse all approved Travel and Miscellaneous Expenses within thirty (30) business days after Executive's submission of such documentation; and

               (iii) As of the date on which the Consultancy Period begins, the
                     Options shall accelerate such that Executive shall immediately vest on an accelerated basis in the option shares subject to each of the Initial Option and the 1999 Option which are otherwise scheduled to vest, in accordance with the vesting schedule established for such option, over the twelve (12)-month period following such date, such number not to exceed 500,000 option shares in the aggregate. To the extent option shares subject to the Options remain unvested following such acceleration, such option shares shall continue to vest during the Consultancy Period in accordance with the original vesting schedule established for the Initial Option and the 1999 Option, provided, however, that the vest date for each installment of option shares shall be accelerated by twelve (12) months to reflect the acceleration effected pursuant to this provision.

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

                     To the extent Executive exercises the Option, or any other options held by Executive which are designated as incentive stock options under the federal tax laws, more than three (3) months after date on which Executive ceases to serve as an employee of the Company, such options shall be treated as non-qualified stock options upon exercise and Executive shall be required to satisfy the applicable tax withholding requirements in connection with such option exercises.

                     Upon the termination of the Consultancy Period (including
               early termination in accordance with Section 4.3(c)), all outstanding options held by Executive will terminate, and any unvested shares held by Executive will be subject to repurchase by the Company, at the exercise price paid per share, in accordance with the agreements evidencing such options and unvested shares.

                     In the event Executive's termination by the Company without cause occurs at the time of, or within 12 months following, a Corporate Transaction, then the provisions of Section 2.3 shall govern such termination and this Section 4.3 shall have no effect.

               (c) The Consultancy Period may not be terminated prior to six (6) calendar months after the date on which Executive's employment with the Company terminates, except in accordance with the following provisions:

          (i) The Company may immediately terminate the Consultancy Period in the event that Executive violates Section 5 of this Employment Agreement entitled "Confidential Information and Covenant Not to Compete"; or

          (ii) Executive may terminate the Consultancy Period at any time upon written notice to the Company, and the termination shall become effective immediately upon Executive's delivery of such notice. Upon the termination of the Consultancy Period, no further compensation shall become payable to Executive from and after that termination date, whether in the form of cash payments or the additional vesting of option shares.

     Should the termination of Executive's employment without cause occur at the time of, or at any time following, a Corporate Transaction, then the provisions of this Section 4.3 shall have no effect and Executive will not be entitled to any additional compensation or other rights or benefits from the Company; and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned prior to the effective date of the termination of Executive's employment with the Company as well as any benefits described in Section 2.3.

     4.4  Resignation as an Officer and Director.  In the event Executive's
          --------------------------------------
employment with the Company terminates for any reason, Executive agrees to immediately resign as an officer and/or director of the Company.

  5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE.
     ----------------------------------------------------

     5.1 Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Employment Agreement creates a relationship of confidence and trust between Executive and the Company and its affiliates with regard to Proprietary Information. Nothing in this Section 5 shall be deemed modified or terminated in the event of the termination or expiration of this Employment Agreement.

     5.2 For purposes of this Employment Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company and its affiliates and predecessors, or is developed, created or discovered by Executive while performing services under this Employment Agreement, or which became or will become known by, or was or is conveyed to the Company and its affiliates which has commercial value in the Company's and its affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, product, or franchise development plans, customer information, franchisee information and any other information concerning the Company's and its affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person.

     5.3 At all times, both during the term of this Employment Agreement and after its termination, Executive will keep in confidence and trust, and will not use or disclose, any Proprietary Information without the prior written consent of the Board.

     5.4 Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Employment Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Employment Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property.

     5.5 During the term of this Employment Agreement and the Consultancy Period and for six months thereafter, Executive will not encourage or solicit any employee of the Company or any affiliate to leave the Company or any affiliate for any reason.

     5.6  Non-Competition. During the Employment Term and the Consultancy
          ---------------
Period, Executive shall not directly or indirectly:

          (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; provided, however, that such restriction shall not apply to any passive
--------
investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business; or

          (ii) encourage or solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee.

     5.7 Executive acknowledges that the specialized nature of his knowledge of the Company's Proprietary Information, trade secrets and other intellectual property are such that a breach of his covenant not to compete or confidentiality obligations contained in this Section 5 of this Employment Agreement would necessarily and inevitably result in a disclosure, misappropriation and misuse of such Proprietary Information, trade secrets and other intellectual property. Accordingly, Executive acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Executive's obligations set forth herein.

  6. RESTRICTIVE COVENANT.
     ---------------------

     During the Employment Term:

     6.1 Executive shall devote substantially all of his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

     6.2 Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

     6.3 Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

     6.4 Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary in connection with (i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder.

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

7.   MISCELLANEOUS.
     --------------

     7.1  Notices.  All notices, demands and requests required by this
          -------
Employment Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this
Section 7.

     If to the Company, to:

     Fogdog, Inc.
     500 Broadway
     Redwood City, CA  94063
     Attention:  President

     with a Copy to:

     David A. Makarechian, Esq.
     Brobeck, Phleger & Harrison LLP
     Two Embarcadero Place
     2200 Geng Road
     Palo Alto, CA 94303

     If to Executive, to:

     Tim Harrington
     c/o Fogdog, Inc.
     500 Broadway
     Redwood City, CA  94063

     7.2  Assignment. This Employment Agreement shall be binding on, and shall
          ----------
inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

     7.3  Deductions.  All amounts paid to Executive hereunder are subject to
          ----------
all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized from time to time.

     7.4  Entire Agreement.  This Employment Agreement contains the entire
          ----------------
agreement of the parties with respect to the subject matter hereof and supercedes any and all prior agreements either oral or in writing between the parties with respect to the subject matter hereof including, but not limited to, the Employment Agreement dated June 2, 1998 and the amendment dated January 17, 1999.

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     7.5  Amendment.  This Employment Agreement may be modified or amended only
          ---------
by a written agreement signed by the Board and Executive.

     7.6  Waivers.  No waiver of any term or provision of this Employment
          -------
Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

     7.7  Counterparts.  This Employment Agreement may be executed in several
          ------------
counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     7.8  Severability. The provisions of this Employment Agreement shall be
          ------------
deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     7.9  Governing Law.  THIS EMPLOYMENT AGREEMENT AND THE RIGHTS AND
          -------------
OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

     7.10  Arbitration.  Executive understands and agrees that, as a condition
           -----------
of his employment with the Company, any and all disputes that Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of Executive's employment or investment or compensation shall be resolved through final and binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Company or its termination. The only claims not covered by this Employment Agreement are
                                 ---
claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 5 of this Employment Agreement which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in Santa Clara County, California, in accordance with the rules and regulations of the American Arbitration Association. Executive and the Company will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. Each side will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes
                ------
the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that Executive is waiving any right to a jury trial, and that the arbitrator's
                  ---------------------------------
decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                    "COMPANY"

                                    ----

                                    By:     /s/ Marcy Von Lossberg
                                    Name:   Marcy Von Lossberg
                                    Title:  Chief Financial Officer

                                    "EXECUTIVE"

                                     ----   /s/ Timothy Harrington


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